UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2024

KKR Infrastructure Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56484	92-0477563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 750-8300
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events

On March 27, 2024, KKR Infrastructure Conglomerate LLC (the “Company”) declared distributions on the following classes of the Company’s shares in the amounts per share set forth below:

Class	Net Distribution
Class I Shares	$0.2800
Class U Shares	$0.2221
Class R-D Shares	$0.2630
Class R Shares	$0.2800
Class D Shares	$0.2630
Class R-S Shares	$0.2220
Class E Shares	$0.2800
Class F Shares	$0.2800

The distributions for each class of shares are payable to holders of record at the close of business on March 31, 2024 and will be paid on or about April 24, 2024. The net distributions will be paid in cash or reinvested in shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR INFRASTRUCTURE CONGLOMERATE LLC

/s/ Sung Bum Cho
Date: March 28, 2024	Name: Sung Bum Cho
Title: General Counsel & Secretary
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